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                       SECURITIES AND EXCHANGE COMMISSION
                            Washington, D. C.  20549


                                    FORM 8-K


                                 CURRENT REPORT
                     Pursuant to Section 13 or 15(d) of the
                        Securities Exchange Act of 1934


        Date of Report (Date of earliest event reported):  APRIL 4, 1995


                           CONSOLIDATED PRODUCTS, INC.
             (Exact name of registrant as specified in its charter)


          INDIANA                        0-8445                   37-0684070
(State or other jurisdiction     (Commission File Number)     (I.R.S. Employer
     of incorporation)                                       Identification No.)


                 500 CENTURY BUILDING, 36 S. PENNSYLVANIA STREET
                          INDIANAPOLIS, INDIANA 46204
                                 (317) 633-4100
               (Address, including zip code, and telephone number,
        including area code, of registrant's principal executive offices)






The Index to Exhibits is located at Page 2.                    Total Pages  11

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ITEM 5.  OTHER EVENTS

Pursuant to the Notice of Redemption given February 15, 1995, Consolidated Products, Inc. ("the Company") redeemed, on April 4, 1995, all of its outstanding 10% Subordinated Convertible Debentures due November 20, 2002 ("the Debentures") not converted into common stock of the Company by 5:00 p.m. E.S.T. on April 3, 1995. Holders of the Debentures ("Holders") electing conversion received one share of the Company's common stock for each $2.82 of Debenture principal held on the date of conversion plus cash for any remaining fractional share. Holders electing redemption received cash in the principal amount of the Debentures, plus accrued interest up to April 4, 1995.

The conversion and redemption of the Debentures eliminated $10,860,600 of the Company's long-term debt. As a result of holders electing conversion of their outstanding Debenture principal to the Company's common stock, the Company issued 3,798,754 shares of the Company's common stock, with an aggregate market value on April 3, 1995 of $44,635,360.


ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS.

(c)  EXHIBITS

     Exhibit              Description of Exhibit                        Page No.
     -------              ----------------------                        --------
       20.1      Notice of Redemption of 10% Subordinated Convertible
                 Debentures Due November 30, 2002 of Consolidated
                 Products, Inc. dated February 15, 1995.                    3
       20.2 Letter of Transmittal to Accompany Certificates of 10% Subordinated Convertible Debentures Due November 30,
                 2002 of Consolidated Products, Inc. dated February 15,
                 1995.                                                      6



                                   SIGNATURES

  Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized, on May 5, 1995.

                                     CONSOLIDATED PRODUCTS, INC.

                                     /s/    James W. Bear
                                     -----------------------------------------
                                     By:  James W. Bear
                                           Senior Vice President and
                                           Chief Financial Officer